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                                     EXHIBIT 3.1


                          RESTATED ARTICLES OF INCORPORATION

                                          OF

                                TEJAS BANCSHARES, INC.





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                         RESTATED ARTICLES OF INCORPORATION OF
                                 TEJAS BANCSHARES, INC.


                                      ARTICLE I.

     The name of the corporation is Tejas Bancshares, Inc.


                                     ARTICLE II.

     The period of its duration is perpetual.


                                     ARTICLE III.

     The purpose or purposes for which the corporation is organized are:

     (a)  To act as a bank holding company.
     (b)  For any lawful purpose.
     (c) To buy, sell, lease, and deal in services, personal property, and real property.
     (d) To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or for the attainment of any one or more of the objects herein enumerated or which at any time appear conducive to or expedient for the protection or benefit of the corporation.

     The foregoing clauses shall be construed as powers as well as objects and purposes, and the matter expressed in each clause shall, unless herein otherwise expressly provided, be in nowise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers, and shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the corporation.


                                     ARTICLE IV.

     The aggregate number of shares of stock which the corporation is authorized to issue is twenty million (20,000,000) shares of common stock of the par value of $1.00 per share.


                                      ARTICLE V.

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

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                                     ARTICLE VI.

     Except as may be otherwise provided in Article 2.41 of the Texas Business Corporation Act, no contract, act or transaction of the corporation with any corporation, person or persons, firm, trust or association, or any other corporation shall be affected or invalidated by the fact that any director, officer or shareholder of this corporation is a party to, or is interested in, such contract, act or transaction, or in any way connected with any such person or persons, firm, trust or association, or is a director, officer or shareholder of, or otherwise interested in, any such other corporation, nor shall any duty to pay damages on account to this corporation be imposed upon such director, officer or shareholder of this corporation solely by reason of such fact, regardless of whether the vote, action or presence of any such director, officer or shareholder may be, or may have been, necessary to obligate this corporation on, or in connection with, such contract, act or transaction, provided that if such vote, action or presence is, or shall have been, necessary, such interest or connection (other than an interest as a noncontrolling shareholder of any such other corporation) be known or disclosed to the Board of Directors of this corporation.

                                     ARTICLE VII.

     A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for:

     (a) a breach of a director's duty of loyalty to the corporation or its shareholders;
     (b) an act or omission not in good faith that constitutes a breach of the duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
     (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or
     (d) an act or omission for which the liability of a director is expressly provided for by statute.

If the Texas Civil Statutes are amended after approval by the corporation's shareholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or eliminating or limiting the personal liability of officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by law. No repeal or modification of this Article VII by the shareholders shall adversely affect any right or protection of a director or officer of the corporation existing by virtue of this Article VII at the time of such repeal or modification.

                                    ARTICLE VIII.

     The right to accumulate votes in the election of directors and/or cumulative voting by any shareholder is hereby expressly denied.

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                                     ARTICLE IX.

     The address of the registered office of the corporation is 905 South Filmore, Suite 101, Amarillo, Texas 79101, and the name of the registered agent at such address is Donald E. Powell.

                                      ARTICLE X.

     The name and address of those who are currently serving as directors until the next annual meeting of the shareholders or until their successors are elected and qualified are as follows:

               NAME                           ADDRESS
               ----                           -------

         Donald E. Powell                 P.O. Box 468
                                          Amarillo, Texas 79101

         William H. Attebury              P.O. Box 7446
                                          Amarillo, Texas 79114

         Danny Conklin                    730 FNB Place I
         Amarillo, Texas 79101

         Wales Madden                     P.O. Box 15288
                                          Amarillo, Texas 79105

         Jay O'Brien                      P.O. Box 15305
                                          Amarillo, Texas 79105


     The Board of Directors shall have the power to alter, amend or repeal the bylaws of the corporation or to adopt new bylaws.


                                     ARTICLE XI.

     (a) The corporation shall indemnify and hold harmless any person who was, is, or is threatened to be named a defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding by reason of the fact that he is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, Agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against judgments, penalties (including excise and similar taxes), fines, and reasonable expenses (including attorney's fees) actually incurred; provided that he (i) conducted himself in good faith, (ii) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests and, in all other cases, that his conduct was at least

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not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and provided further that (i) he was not found liable on the basis that he improperly received a personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity and (ii) he was not found liable to the corporation. A person found liable either to the corporation or on the basis that personal benefit was improperly received by him, may only be indemnified for reasonable expenses (including attorneys' fees) actually incurred by the person in connection with the proceeding, however, if that person was found liable for willful or intentional misconduct in the performance of his duty to the corporation, the corporation shall not indemnify him in any respect. Notwithstanding anything contained in this Article XI which may be to the contrary, the corporation shall indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he was wholly successful, on the merits or otherwise, in the defense of the proceeding. The indemnification of directors and officers by the corporation herein provided shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior to the amendment).

     (b) The expenses of directors and officers incurred as a party to any threatened, pending or completed proceeding, shall be paid by the corporation as they are incurred and in advance of the final disposition of the proceeding; provided, however, that the advance payment of expenses shall be made only upon receipt by the corporation of both a written affirmation from the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under the Act and an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it is ultimately determined by a final decision, order, or decree of a court of competent jurisdiction that the director or officer has not met those standards.

     (c) Any director or officer may enforce his rights to indemnification or advance payments for expenses in a suit brought against the corporation if his request for indemnification or advance payments for expenses is wholly or partially refused by the corporation or if there is no determination with respect to such request within 60 days from receipt by the corporation of a written notice from the director or officer for such a determination. If a director or officer is successful in establishing in a suit his entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he shall also be indemnified by the corporation for costs and expenses incurred in such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for the advancement of expenses under Section (b) of this Article XI when the required affirmation and undertaking have been received by the corporation) that the claimant has not met the standard of conduct set forth in the Act. Neither the failure of the corporation nor independent legal counsel to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct nor a determination by the corporation or by independent legal counsel that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct. In a suit brought by a director or officer to enforce a right under this Section (c) or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that a

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director or officer is not entitled to be indemnified or is not entitled to an advancement of expenses under this Section (c) or otherwise shall be on the corporation.

     (d) The right to indemnification and the payment or advancement of expenses as they are incurred and in advance of the final disposition of an action, suit, or proceeding shall not be exclusive of any other right to which a person may be entitled under these Articles of Incorporation, the bylaws, a resolution of shareholders or directors, an agreement, or otherwise; provided, however, that all rights to indemnification and to the payment or advancement of expenses are valid only to the extent that they are consistent with the Act, as it may be limited by these Articles of Incorporation. The right to indemnification under Section (a) hereof shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, next of kin, executors, administrators and legal representatives.

     (e) The corporation may purchase and maintain insurance or other arrangement at its expense to protect itself, any director, officer, employee, or Agent of the corporation or any person who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, Agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, irrespective of whether or not the corporation would have the power to indemnify him against that liability under this Article XI. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of persons indemnified by the corporation,
(i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or (iv) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained or established within the corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation.

     (f) The corporation shall not be obligated to reimburse the amount of any settlement unless it has agreed to such settlement. If any person shall unreasonably fail to enter into a settlement of any proceeding within the scope of Section (a) hereof, offered or assented to by the opposing party or parties and which is acceptable to the corporation, then notwithstanding any other provision of this Article XI, the indemnification obligation of the corporation in connection with such action, suit, or proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected.

     (g) The corporation may, but need not, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or Agent of the corporation or to any director, officer, employee or Agent of any of its subsidiaries to the fullest extent of the provisions of the Act and of this Article XI subject to the imposition of such conditions or limitations as the Board of Directors of the corporation may deem necessary or appropriate.

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     (h)  The provisions of this Article XI are valid only to the extent that they are consistent with applicable laws and regulations. The invalidity of any provision of this Article XI will not affect the validity of the remaining provisions of Article XI.


                                     ARTICLE XII.

No shareholder of this corporation shall, by reason of his holding shares of any class of stock of this corporation, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of any such shareholder, other than such rights, if any, as the Board of Directors, at its discretion, from time to time may grant, and at such price as the Board of Directors at its discretion may fix; and the Board of Directors may issue shares of any class of stock of this corporation or any notes, debentures, bonds or other securities convertible into or carrying options, or warrants or rights to purchase shares of any class without offering any such shares of any class of such notes, debentures, bonds or other securities, either in whole or in part, to the existing shareholders of any class.